Exhibit 10.1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (“Agreement”), dated as of June 1, 2023, is by and among David Shan, Asia International Securities Exchange Co., Ltd., a Cayman Islands exempt company, both of which are listed on Schedule A annexed hereto (each individually, a “Contributor” and collectively, the “Contributors”) and Massimo Group, a Nevada corporation (the “Company”). Contributors and the Company are each individually referred to in this Agreement as a “Party” and, collectively, as the “Parties”.

RECITALS

A. The Contributors currently own that portion of membership interests (“LLC Interests”) of Massimo Marine, LLC, a Texas limited liability company (“Massimo Marine”), and Massimo Motor Sports, LLC, a Texas limited liability company (“Massimo Motor”), set forth next to each Contributor’s name on Schedule A hereto under the heading LLC Interests, which membership interests together represent one hundred percent (100%) of the issued and outstanding membership interests of both Massimo Marine and Massimo Motor.

B. The Contributors desire to contribute all of their LLC Interests (the “Contributed Interests”) to the Company in exchange for shares of common stock of the Company (the “Company Shares”), such that each Contributor shall be issued certain Company Shares, all in accordance with the terms and conditions of this Agreement.

C. Each Contributor represents and warrants that he or she has good, marketable and unencumbered title to, and full right, power and authority to sell, transfer, assign and deliver the Contributed Interests, free and clear of any liens, security interests, encumbrances, restrictions on transfer (except as imposed by law), charges or claims of any kind.

D. The Company desires to (i) accept the Contributed Interests and, (ii) in consideration of the contribution of the Contributed Interests, to issue to the Contributors certain Company Shares, set forth next to each Contributor’s name on Schedule A annexed hereto under the heading Company Shares.

E. For federal income tax purposes, this Agreement is intended to be a tax-free transfer to the Company of equity (i.e., the Contributed Interests) in exchange for Company Shares, pursuant the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, it is agreed as follows:

1. Recitals. The recitals set forth above are incorporated herein and made a part hereof as though set forth at length.

2. Contribution In Exchange For Company Shares. Upon execution of this Agreement, (a) the Contributed Interests shall be contributed to the Company by the Contributors, with the effect that the Company shall own one hundred percent (100%) of the issued and outstanding Interests of both Massimo Marine and Massimo Motor; and (b) in exchange of the contribution of the Contributed Interests, Company Shares shall be issued to each Contributor in the amounts set forth next to each Contributor’s name on Schedule A annexed hereto under the heading Company Shares.

3. Savings Clause. If any provision of this Agreement is determined to be legally invalid, inoperative or unenforceable, only that particular provision shall be affected, such determination shall have no effect whatsoever on any other provision of this Agreement, and all other provisions shall remain in full force and effect.

4. Headings. All headings and captions in this Agreement are for convenience only and they shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof.

5. Further Assurances. The Parties shall execute and deliver all documents, provide all information and take or forbear from all action as may be necessary or appropriate to achieve the purposes set forth in this Agreement.

6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and assigns.

7. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law consideration.

8. Entire Agreement; Modifications. This Agreement is the entire agreement among the Parties concerning the subject matter hereof and shall not be changed, except by a writing signed by the Party to be charged.

9. No Third Party Beneficiary. It is the intent of the Parties that no other party shall have any right to enforce any term or condition set forth herein.

10. Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile or PDF signature, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Contribution Agreement as of the date first written above.

MASSIMO GROUP

By:	/s/ David Shan
Name:	David Shan
Title:	President

DAVID SHAN

By:	/s/ David Shan
Name:	David Shan

ASIA INTERNATIONAL SECURITIES EXCHANGE CO., LTD.

By:	/s/ Jun Liu
Name:	Jun Liu
An Authorized Person

SCHEDULE A

LLC Interests and Company Shares

Name	LLC Interests	Company Shares
David Shan	85%	34,000,000
Asia International Securities Exchange Co., Ltd.	15%	6,000,000